                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            THE CHERRY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                             THE CHERRY CORPORATION
                               3600 SUNSET AVENUE
                            WAUKEGAN, ILLINOIS 60087
                                  847-662-9200
                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 17, 1999
                               -----------------

To the Stockholders of
  The Cherry Corporation

      Notice is hereby given that the annual meeting of stockholders of THE CHERRY CORPORATION, a Delaware corporation, will be held at Midlane Country Club, 4555 West Yorkhouse Road, Wadsworth, Illinois, on Thursday, June 17, 1999, at 4:00 p.m. local time, for the following purposes:

     1. To elect eight directors of the Company to hold office for the ensuring year.

     2. To consider and act upon a proposal to amend Article Fourth of the Company's Restated Certificate of Incorporation, as amended (the "Amendment"), to eliminate the Company's two classes of common stock by
        (i) authorizing a new class of voting common stock, consisting of 30,000,000 authorized shares ("New Common Stock"), and (ii) reclassifying each issued share of Class A Common Stock and each issued share of Class B Common Stock of the Company into one share of New Common Stock (the "Reclassification").

     3. To consider and act upon a proposal to approve an amendment to The Cherry Corporation 1995 Stock Incentive Plan increasing the number of shares of Class A Common Stock (or, if the Reclassification is completed, the New Common Stock) available for grant thereunder by 900,000 shares.

     4. To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on April 23, 1999, as the record date for determination of the holders of shares of the Company's outstanding Class A Common Stock and Class B Common Stock entitled to notice of and to vote at the annual meeting of stockholders. Each holder of Class B Common Stock is entitled to one vote per share on all matters to be voted on at the Annual Meeting, and each holder of Class A Common Stock is entitled to one vote per share on the Reclassification with the Class A Common Stock and the Class B Common Stock voting as separate classes. Peter B. Cherry, the Chairman of the Board, President and controlling stockholder, who currently beneficially owns 44.1% and 66.0% of the Class A Common Stock and Class B Common Stock, respectively, has indicated that he will vote for the Amendment and the amendment to The Cherry Corporation 1995 Stock Incentive Plan.

      There are two proxies -- blue for Class A Common Stock and white for Class B Common Stock. If you hold shares of both classes of stock, both proxy cards should be dated, signed and returned in the enclosed envelope.

                                 By Order of the Board of Directors

                                                      [SIG]

                                                   DAN A. KING
                                                    SECRETARY

  May 20, 1999

  PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD(S) IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                             THE CHERRY CORPORATION
                               3600 SUNSET AVENUE
                            WAUKEGAN, ILLINOIS 60087
                                  847-662-9200

                              -------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 17, 1999

                               -----------------

                               VOTING INFORMATION

    This Proxy Statement is being mailed to stockholders of The Cherry Corporation (the "Company") on or about May 20, 1999 and is furnished in connection with the Board of Directors' solicitation of proxies for the annual meeting of stockholders to be held on June 17, 1999, for the purposes of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of proxy which accompanies this Proxy Statement is executed and returned, it may be revoked by the person giving it at any time prior to the voting thereof by written notice to the Secretary, by delivery of a later dated proxy or by requesting to vote in person at the meeting. Without extra compensation, certain directors, officers and employees of the Company may make additional solicitations in person or by telephone or facsimile. Expenses incurred in the solicitation of proxies, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company.

    The Company has two classes of common stock. They are Class A Common Stock, par value $1.00 per share ("Class A Common Stock"), and Class B Common Stock, par value $1.00 per share ("Class B Common Stock"). The holders of Class B Common Stock are entitled to one vote per share upon each matter submitted to the vote of stockholders at this annual meeting. The holders of Class A Common Stock are entitled to one vote per share only for the Amendment to the Company's Restated Certificate of Incorporation and will have no other voting rights at this annual meeting. The holders of Class A Common Stock and Class B Common Stock will vote as separate classes for the Amendment.

    For purposes of the meeting, a quorum means a majority of the outstanding shares of Class B Common Stock and a majority of the outstanding shares of Class A Common Stock. As of the close of business on April 23, 1999, the record date for stockholders entitled to vote at the annual meeting, there were outstanding 5,984,329 shares of Class A Common Stock and 4,193,549 shares of Class B Common Stock. In determining whether a quorum exists at the meeting, all shares represented in person or by proxy will be counted. A holder of Class B Common Stock may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space in the proxy. With respect to the other two proposals, a stockholder may (i) vote for the proposals, (ii) vote against the proposals, or (iii) abstain from voting. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the stockholder, proxies will be voted for the election of all named director nominees, each to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified.

    Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will be treated as shares entitled to vote only as indicated below ("broker non-votes"). The affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote is required in the election of directors. Withholding authority to vote for a director nominee will in effect count as a vote against the director nominee. Broker non-votes will have no effect in the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of each of the Class A Common Stock and Class B Common Stock, voting as separate classes, is required for approval of the Amendment to the Company's Restated Certificate of Incorporation. Abstentions and broker non-votes in connection with this proposal will count as votes against this proposal. The affirmative vote of the holders of a majority of the shares of Class B Common Stock represented and entitled to vote at the meeting is required for approval of the amendment to The Cherry Corporation 1995 Stock Incentive Plan. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect.

    The Board of Directors knows of no other matter which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

    Stockholders wishing to include proposals in the Company's proxy statement and form of proxy for the annual meeting in the year 2000 must submit such proposals so that they are received by the Secretary of the Company at its Waukegan address by no later than January 20, 2000. Stockholders wishing to present proposals at the annual meeting (but not include them in the proxy statement) are required to notify the Secretary of the Company in writing at the Waukegan address by no later than April 5, 2000.

    The Annual Report to stockholders for the fiscal year ended February 28, 1999, accompanies this Proxy Statement. Additional copies of the Annual Report may be obtained by writing to the Secretary of the Company.

                          STOCK OWNERSHIP INFORMATION

    The table below sets forth certain information as of April 23, 1999, with respect to each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of each of the Class A Common Stock and Class B Common Stock, and the beneficial ownership of both classes of stock of each director, each executive officer shown in the Summary Compensation Table and all executive officers and directors as a group. Except as set forth below, the address for such person or group is the Company's Waukegan office.

                                                           CLASS A -- NONVOTING                  CLASS B -- VOTING
                                                    ----------------------------------   ----------------------------------
                                                      NUMBER OF SHARES      PERCENT OF     NUMBER OF SHARES      PERCENT OF
                                                        BENEFICIALLY        RESPECTIVE       BENEFICIALLY        RESPECTIVE
                       NAME                                 OWNED             CLASS              OWNED             CLASS
--------------------------------------------------  ---------------------   ----------   ---------------------   ----------
Peter B. Cherry...................................     2,701,287(a)(b)(c)       44.1%       2,766,985(a)(b)(c)       66.0%
Heartland Advisors................................       957,000                15.6%              --                  --
Franklin Advisors, Inc............................       408,900                 6.7%         271,000                 6.5%
Granahan Investment Management....................       404,700                 6.6%              --                  --
Robert B. McDermott...............................        28,358(c)            *               32,200               *
Alfred S. Budnick.................................        44,558(c)            *               16,188               *
Klaus D. Lauterbach...............................        27,939(c)            *                9,939               *
Dan A. King.......................................        25,534(c)            *                9,247               *
Robert G. Terwall.................................        18,723(c)            *                3,450               *
Thomas L. Martin, Jr..............................         5,558(c)            *                2,200               *
Charles W. Denny..................................         4,358(c)            *                   --                  --
Peter A. Guglielmi................................         3,358(c)            *                5,000               *
W. Ed Tyler.......................................         3,517(c)            *                   --                  --
Henry J. West.....................................         3,517(c)            *                  500               *
All executive officers and directors as group (12
  persons)........................................     2,870,039(c)             46.9%       2,845,709                67.9%

---------

*   Less than 1%

(a) The table includes 353,727 shares of Class A and 397,727 shares of Class B Common Stock held by trusts for the benefit of Catherine C. Rousey, of which Peter B. Cherry and Virginia B. Cherry (his mother) are trustees with the power to vote the Common Stock and to make dispositions. Mrs. Cherry and Mr. Cherry disclaim beneficial ownership. The table also includes 9,182 shares of Class A Common Stock held in a charitable foundation by Mr. Cherry and his wife.

(b) The table includes 47,911 shares of Class A and 47,911 shares of Class B Common Stock held by Mr. Cherry's wife as trustee for their children, as to which shares Mr. Cherry disclaims beneficial ownership.

(c) The total number of shares of Class A Common Stock of the Company for officers and directors includes shares held under options exercisable within 60 days as follows: Peter B. Cherry, 38,666; Alfred S. Budnick, 28,332; Dan
    A. King, 14,999; Klaus D. Lauterbach, 18,000; Robert G. Terwall, 13,499; Robert B. McDermott, 3,358; Thomas L. Martin, Jr., 3,358; Charles W. Denny, 3,358; Peter A. Guglielmi, 3,358; W. Ed Tyler, 3,517; Henry J. West 3,517, and all executive officers and directors as a group, 137,294.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's directors, officers and stockholders file with the Securities and Exchange Commission and Nasdaq an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with such filings during the fiscal year ended February 28, 1999.

                             ELECTION OF DIRECTORS

    At the annual meeting of stockholders, eight directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Unless otherwise indicated on the proxy form, it is intended that the proxies will be voted for the nominees listed below. It is expected that these nominees will serve, but, if for any unforeseen cause any such nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies unless otherwise indicated on the proxy form.

NOMINEES

    The following information concerning the nominees has been furnished by the nominees:

                                                                                                                  FIRST
                                                                  PRINCIPAL OCCUPATION                            YEAR
                                                                 DURING LAST FIVE YEARS                          ELECTED
           NAME                  AGE                            AND OTHER DIRECTORSHIPS                         DIRECTOR
---------------------------  -----------  --------------------------------------------------------------------  ---------
Peter B. Cherry............          51   Chairman of the Board and President.                                    1977
Alfred S. Budnick..........          61   Vice President of the Company and President of Cherry Semiconductor     1977
                                           Corporation.
Thomas L. Martin, Jr. .....          77   President Emeritus of Illinois Institute of Technology.                 1979
Robert B. McDermott........          71   Consultant, formerly a partner, law firm of McDermott, Will & Emery.    1982
                                           Mr. McDermott is also a director of Maynard Oil Company
Peter A. Guglielmi.........          56   Director, since 1993, Executive Vice President, Chief Financial         1993
                                           Officer, since 1990, and Treasurer, since 1988, Tellabs Inc. (Voice and data communications equipment manufacturer), President, Tellabs
                                           International, Inc. 1993-1997. Mr. Guglielmi is also a director of
                                           Internet Communications Corp. and Uniphase Corporation.
Charles W. Denny...........          63   Chairman, since 1997, Chief Executive Officer and President,            1993
                                           1992-1998, Schneider Electric-North American Division (formerly
                                           Groupe Schneider-North America), President and Chief Operating
                                           Officer, 1992-1997, Square D Company (electrical distribution and industrial control products manufacturer). Mr. Denny is also a director of Woodhead Industries, Inc.
W. Ed Tyler................          46   Director, President and Chief Executive Officer since April 1998,       1995
                                           Moore Corporation Limited (print and digital communication products and services), formerly Executive Vice President, 1995-1998, and
                                           Sector President, Information Management Sector since 1996, Sector
                                           President, Networked Services Sector, 1994-1996, R. R. Donnelley &
                                           Sons Co. (printing and printing related services).
Henry J. West..............          56   Group Vice President, since 1992, The Marmon Group (international       1995
                                           association of manufacturing and service businesses).

                                  COMPENSATION

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the executive officers named below.

                         SUMMARY COMPENSATION TABLE (1)

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                  -------------
                                                                                    NUMBER OF
                                                                                     SHARES
                                                      ANNUAL COMPENSATION          UNDERLYING         ALL OTHER
                                               ---------------------------------  STOCK OPTIONS   COMPENSATION (2)
         NAME AND PRINCIPAL POSITION             YEAR     SALARY ($)  BONUS ($)        (#)               ($)
---------------------------------------------  ---------  ----------  ----------  -------------  -------------------
Peter B. Cherry                                     1999  $  432,735  $  151,725       20,000             5,600
 Chairman of the Board                              1998     413,778      44,449       12,000             7,713
 And President                                      1997     381,894      61,414       12,000             5,250

Alfred S. Budnick                                   1999     275,000      17,531       17,000             3,259
 Vice President of the Company                      1998     265,000     136,044        8,500             6,426
 And President of a Subsidiary                      1997     245,375     107,500        8,500             5,250

Klaus D. Lauterbach                                 1999     317,853     120,327        6,000                --
 Vice President of the Company                      1998     293,082      82,189        6,000                --
 And General Manager of a Subsidiary                1997     340,000      68,709        6,000                --

Dan A. King                                         1999     214,126      42,840        5,000             5,600
 VP of Finance & Administration,                    1998     205,451      44,090        5,000             7,713
 Treasurer and Secretary                            1997     174,518      42,936        5,000             5,250

Robert G. Terwall                                   1999     183,789       9,180        5,000             5,600
 Vice President of the Company                      1998     182,188      15,481        5,000             7,448
 And General Manager of a Division                  1997     159,840      18,802        5,000             5,196

---------

(1) Table excludes perquisites, as amounts received do not exceed the lesser of $50,000 or 10% of any of the named officer's salary and bonus.

(2) Represents Company contributions under 401(k) and profit sharing plans.

    The table below sets forth certain information with respect to stock options granted during fiscal 1999 under the Company's 1995 Stock Incentive Plan to the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL
                                                     INDIVIDUAL GRANTS (1)                     REALIZABLE VALUE AT
                                   ---------------------------------------------------------      ASSUMED ANNUAL
                                     NUMBER OF       % OF TOTAL                                   RATES OF STOCK
                                      SHARES        OPTIONS/SARS                                PRICE APPRECIATION
                                    UNDERLYING       GRANTED TO     EXERCISE OR                FOR OPTION TERM (2)
                                   OPTIONS/SARS      EMPLOYEES      BASE PRICE   EXPIRATION   ----------------------
                                    GRANTED (#)    IN FISCAL YEAR    ($/SHARE)      DATE        5%($)       10%($)
                                   -------------  ----------------  -----------  -----------  ----------  ----------
Peter B. Cherry..................       20,000            7.4%       $   16.50     3/02/2008  $  207,570  $  526,020
Alfred S. Budnick................       17,000            6.3%           16.50     3/02/2008     176,435     447,117
Klaus D. Lauterbach..............        6,000            2.2%           16.50     3/02/2008      62,271     157,806
Dan A. King......................        5,000            1.8%           16.50     3/02/2008      51,893     131,505
Robert G. Terwall................        5,000            1.8%           16.50     3/02/2008      51,893     131,505

---------

(1) All options reported are for Class A Common Stock granted on March 2, 1998, and become exercisable in cumulative annual installments of 1/3 of the shares covered on each of the first, second and third anniversaries of the grant date.

(2) The amounts set forth represent the value that would be received by the Named Executive Officer upon exercise of the option on the date before the expiration date of the option based upon assumed annual growth rates in the market value of the Company's common stock of 5% and 10%, rates prescribed by applicable Securities and Exchange Commission rates. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's common stock and other factors such as the general condition of the stock markets and the timing of the exercise of the options.

    The following table sets forth certain information with respect to options in Class A Common Stock held by the executive officers named in the Summary Compensation Table.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SHARES      VALUE OF UNEXERCISABLE
                                                        UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS
                                                        OPTIONS AT FISCAL YEAR             AT
                              SHARES         VALUE               END              FISCAL YEAR END ($)
                            ACQUIRED ON   REALIZED($)      (#) EXERCISABLE/           EXERCISABLE/
          NAME             EXERCISE (#)       (1)           UNEXERCISABLE          UNEXERCISABLE (1)
-------------------------  -------------  -----------  ------------------------  ----------------------
Peter B. Cherry..........            0            --        24,000/32,000           $37,000/$18,500
Alfred S. Budnick........            0            --        16,999/25,501           $26,205/$13,107
Klaus D. Lauterbach......            0            --        12,000/12,000            $18,500/$9,250
Dan A. King..............            0            --         9,999/10,001            $15,415/$7,710
Robert G. Terwall........            0            --         8,499/10,001            $15,415/$7,710

---------

(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Class A Common Stock on the date of exercise or end of fiscal year multiplied by the applicable number of shares.

                               BOARD OF DIRECTORS

    The Board of Directors held five meetings in fiscal 1999. All directors were present for at least 75% of the meetings for which they were in office. Non-employee directors are paid an annual fee of $15,000, plus $1,500 for each meeting they attend. Employee directors receive no compensation as such.

    Non-employee directors in office on adjournment of the Company's annual meeting also receive a nonqualified stock option to purchase the number of whole shares of Class A Common Stock equal to the amount of the director's annual fee divided by the fair market value of a share of Class A Common Stock on the date of the annual meeting.

    The Board of Directors has an Audit Committee and a Compensation Committee, each composed of all of the non-employee directors. The Committee Chairman receives $1,500 and the other members receive $500 for each meeting held. The Audit Committee held two meetings and the Compensation Committee held two meetings in fiscal 1999. The Board has no Nominating Committee.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS

    Pursuant to an agreement dated May 26, 1992 between Cherry Semiconductor Corporation ("CSC") and Mr. Budnick, CSC has agreed to compensate Mr. Budnick if he is terminated within 5 years subsequent to a change in control of CSC. The agreement provides for a payment of between one to three times Mr. Budnick's annual salary depending upon the amount of time which has lapsed subsequent to the change in control. In general, a change of control occurs if CSC is sold.

LOAN TO EXECUTIVE OFFICER

    Dale F. Reichhart is a Vice President of the Company and General Manager of Cherry Automotive Division who began employment on September 8, 1997. Pursuant to an agreement dated October 2, 1997 the Company agreed to provide a "bridge-loan" for Mr. Reichhart to purchase a home in Illinois while he arranges to sell his home in Michigan. Funds in the amount of $240,000 were disbursed on October 17, 1997. The loan is repayable in full, with interested at the prime rate, upon the sale or disposition of Mr. Reichhart's Michigan home or October 24, 1998, whichever occurs first. Mr. Reichhart repaid this loan in full, with interest, on July 30, 1998.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for the Company's executive compensation policies. It annually determines the compensation to be paid to the executive officers of the Company. The Committee is composed of outside directors.

OVERVIEW AND PHILOSOPHY

    The executive compensation program is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and geographic areas within which they operate, the individual's experience, and contribution to the success of the Company. Consultants are retained to advise the Committee as to the competitiveness of the amounts and forms of compensation provided by the Company. The Committee believes that its task of determining fair and competitive compensation is ultimately judgmental.

    The program is composed of base salary, annual incentive compensation, equity based incentives, and other benefits generally available to all employees. As of February 28, 1999, incentive stock options on 720,947 shares of the Company's stock were outstanding and 271,178 incentive stock options were granted during the fiscal year then ended.

BASE SALARY

    The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which the Company competes. In making annual adjustments to base salary, the Committee also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer. The Committee considers all such data; it does not prescribe the relative weight to be given to any particular component.

ANNUAL INCENTIVE COMPENSATION

    Annual incentive compensation is ordinarily determined by a formula which considers the attainment during the year of target performance objectives (measured by return on investment) by the Company or its component parts. In some cases, attainment of individual goals may be considered.

LONG-TERM INCENTIVES

    In general, the Committee believes that equity based compensation should form a part of an executive's total compensation package. Incentive stock options are granted to executives because they directly relate the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Stock options also provide executives the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option was determined by factors similar to those considered in establishing base salary.

OTHER

    Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate. Together with perquisites, these benefits did not exceed 10% of any executive's combined salary and bonus in fiscal 1999.

COMPENSATION FOR THE PRESIDENT (CHIEF EXECUTIVE OFFICER)

    The Committee applies the same standards in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive Officer does not participate in setting the amount and nature of his compensation.

    The Committee does not expect that Section 162(m) of the Internal Revenue Code will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future.

                   Robert B. McDermott, Chairman,
                   Charles W. Denny,
                   W. Ed Tyler

PERFORMANCE GRAPH

    The following performance graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Russell 3000 and the Russell 3000 Electrical Equipment Industry indices for the period of five years commencing March 1, 1994 and ending February 28, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                           RUSSELL 3000
            THE CHERRY                      ELECTRICAL
           CORPORATION   RUSSELL 3000   EQUIPMENT INDUSTRY
1994(1)          $100.0        $100.0                 $100.0
1995             $123.8        $106.0                 $112.1
1996              $74.2        $142.3                 $138.8
1997             $110.9        $175.4                 $151.9
1998             $132.4        $235.6                 $222.6
1999             $111.3        $270.9                 $180.1

                                                     1994(1)      1995       1996       1997       1998       1999
                                                   -----------  ---------  ---------  ---------  ---------  ---------
The Cherry Corporation                                  100.0     123.760     74.222    110.949    132.397    111.333
Russell 3000                                            100.0     105.957    142.304    175.392    235.646    270.863
Russell 3000 Electrical Equipment Industry              100.0     112.083    138.818    151.900    222.615    180.073

---------

(1) On March 1, 1994, the only publicly-traded equity security of the Company was Common Stock ("Prior Common Stock"). Effective July 12, 1994, the Prior Common Stock was reclassified into Class B Common Stock and effective July 14, 1994, a 100% stock dividend of Class A Common Stock was paid to the holders of the Prior Common Stock. For periods in which more than one class of common stock was outstanding, performance data is based upon a weighted average of the return of each class.

(2) The Company has selected the Russell 3000 Electrical Equipment Industry for comparison of total stockholder return. The Company believes that the indices for this industry provide a comparison as prescribed by the Securities and Exchange Commission requirements. The indices for this industry are only computed quarterly on a calendar year basis and therefore the indices shown above are as of March 31 of the respective years. Although the Company's total return is based upon its fiscal year ending the last day of February, it believes that any difference that may result is not material.

(3) The stock price performance shown on the graph above is not necessarily indicative of future price performance.

               PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION
                         TO EFFECT THE RECLASSIFICATION

DESCRIPTION OF THE AMENDMENT

    At the annual meeting the stockholders of the Company are also being asked to consider and act upon a proposal to approve an amendment in the form attached as Exhibit A (the "Amendment") to Article Fourth of the Company's Restated Certificate of Incorporation, as amended, to eliminate the Company's two class of common stock by (i) authorizing a new class of voting common stock, consisting of 30,000,000 authorized shares, and (i) reclassifying each issued share of Class A Common Stock and Class B Common Stock of the Company into one share of New Common Stock (the "Reclassification").

    If the Amendment is adopted by the stockholders, the Board intends to prepare and promptly file the Amendment with the Secretary of State of Delaware. The Amendment will be effective immediately upon acceptance of filing by the Secretary of State of Delaware (the "Effective Date"). Although the Board presently intends to file the Amendment with the Secretary of State of Delaware if it is approved by stockholders, the stockholder resolution will reserve to the Board the right to defer or abandon the Amendment and not file such Amendment even if the Amendment is approved by the stockholders.

    If the Board elects to file the Amendment, then, upon effectiveness of the Amendment, each issued share of Class A Common Stock and each issued share of Class B Common Stock (collectively, the "Existing Common Stock") will automatically be converted into, and the certificate therefor will be deemed to represent, one share of New Common Stock.

    As soon as practicable after the Effective Date, Harris Trust and Savings Bank, the Company's transfer agent, will issue certificates representing the New Common Stock and will mail a letter of transmittal (the "Transmittal Letter") to each record holder of Existing Common Stock. Certificates representing the New Common Stock will be issued to the record holders of Existing Common Stock who deliver properly executed Transmittal Letters accompanied by their certificates representing shares of Existing Common Stock.

    Under the provisions of the Amendment, each issued share of Existing Common Stock would be reclassified as one share of New Common Stock and would have the rights, powers and limitations of the New Common Stock set forth below. In particular, all of the holders of New Common Stock will be entitled to vote on all matters of the Company that require stockholder approval. The Reclassification will change the voting power of each stockholder of the Company. The voting power of each holder of Class B Common Stock, including Peter B. Cherry, the Chairman of the Board, President and controlling stockholder of the Company, will be diluted as a result of the Reclassification. Mr. Cherry currently beneficially owns 2,701,287 shares of Class A Common Stock and 2,766,985 shares of Class B Common Stock, which represent 44.1% and 66.0% of the outstanding Class A Common Stock and Class B Common Stock, respectively. After the Effective Date, Mr. Cherry will own 5,468,272 shares of New Common Stock, or 53.0% of the outstanding New Common Stock which percentage also represents Mr. Cherry's voting power of the Company.

    The Amendment has been unanimously approved by the Company's Board of Directors. Each of the directors voted to approve the Amendment. Mr. Cherry has indicated that he will vote for the Amendment. The Board believes that the Amendment is in the best interests of the Company and its stockholders and recommends that you vote "FOR" the adoption of the Amendment. See "Advantages and Disadvantages of the Reclassification; Board Recommendation."

BACKGROUND OF THE DUAL CLASS CAPITAL STRUCTURE OF THE COMPANY

    The Company adopted its dual class capital structure in July 1994. At that time, members of Peter Cherry's family (the "Cherry Family") controlled approximately 60% of the voting power of the Company. The dual class stock structure was implemented to preserve the Cherry Family's voting power while enhancing the financial flexibility of the Company and to increase the Cherry Family's liquidity while maintaining their influences in the Company. The purposes of the dual class capital structure was to enable the Company to issue Class A Common Stock or securities convertible into Class A Common Stock for financing, acquisitions and compensation purposes without adversely affecting the voting percentage of any stockholder, including members of the Cherry Family. In connection with implementing its dual class capital structure, the Company conducted a public offering of 2.9 million shares of Class A Common Stock and adopted the 1995 Stock Incentive Plan under which 828,061 options to purchase Class A Common Stock have been granted as of February 28, 1999.

ADVANTAGES AND POSSIBLE DISADVANTAGES OF THE RECLASSIFICATION; BOARD
  RECOMMENDATION

    ADVANTAGES. The Board has determined that the benefits of the elimination of the dual class capital structure far outweigh any disadvantages that might result from the Reclassification, and recommends that the stockholders approve the Amendment.

    The elimination of the Company's dual class capital structure will provide each class of Existing Common Stock with more liquidity. Both the Class A Common Stock and the Class B Common Stock are thinly traded, with the average daily trading volume for fiscal 1999 being 9,286 shares for the Class A Common Stock and 1,696 shares for the Class B Common Stock. The Company believes that its low trading volume makes it difficult for stockholders to sell their Existing Common Stock and recognize the value of their holdings in the Company. The Reclassification will effectively combine the two classes for trading purposes and therefor increase the market float that each class of Existing Common Stock currently experiences, which may decrease the difficulty that stockholders experience in trading their Existing Common Stock.

    In addition, the elimination of the Company's dual class capital structure will simplify the Company's capital structure, which may provide greater flexibility and efficiency in raising capital and issuing additional stock if, when and to the extent desired by the Company. The single class capital structure will reduce the administrative costs associated with the dual classes of common stock and will simplify the Company's voting procedures. The Reclassification also conforms the Company's capital structure with that of most other publicly held corporations. Among publicly held companies, there has been a trend away from dual class capital structures, consistent with policies of the major exchanges and Nasdaq in favor of one-share, one-vote common stock capitalization.

    The Board decided to use a one-for-one conversion ration in the Reclassification because the Class A Common Stock and Class B Common Stock generally trade at the same prices.

    DISADVANTAGES. The Reclassification may also have disadvantages for the holders of shares of Class A Common Stock and Class B Common Stock. With respect to the holders of shares of Class B Common Stock, the Reclassification will reduce their voting power as a group because the holders of Class A Common Stock will obtain shares of New Common Stock which will entitle such holders to one vote per share. In addition, the conversion of a share of Class B Common Stock into one share of New Common Stock is the same conversion ratio as that applicable to a share of Class A Common Stock, despite the fact that the voting power of the holders of shares of Class B Common Stock will be reduced while the voting power of the holders of shares of Class A Common Stock will increase. In fiscal 1998, the average closing price for the Class A Common Stock was 1.5% lower than the Class B Common stock average closing price. In fiscal 1997 and fiscal 1999 the Class A Common Stock average closing price was 1.5% and 1.2% higher, respectively, than the Class B Common Stock average closing price. Consequently, the one-for-one conversion ratio will cause the holders of shares of Class A Common Stock to receive a small discount from the fiscal 1999 value of the Class A Common Stock in exchange for their receipt of voting rights in the Company.

    The Reclassification will eliminate the anti-takeover protection that the dual class capital structure provides to the Company. Nevertheless, the Board believes that the Company's other anti-takeover protections, such as its requirement that at least two-thirds of its stockholders approve certain extraordinary transactions, will provide appropriate protection for the Company and all of its stockholders. See "--Voting."

FEDERAL INCOME TAX CONSEQUENCES

    The following is a discussion of certain of the federal income tax consequences of the Reclassification. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the United States Department of the Treasury Regulations promulgated thereunder and rulings and court decisions as of the date hereof, all of which are subject to change, possibly retroactively.

    The discussion is included for general information purposes only. No rulings from the Internal Revenue Service with respect to the tax consequences of the Reclassification to the Company or its stockholders will be sought.

    The reclassification and conversion by the Company of the Class A Common Stock and Class B Common Stock as and into New Common Stock will be treated as a tax-free exchange under Section 1036 of the Code and as a tax-free recapitalization under Section 368(a)(1)(E) of the Code. As a result of such treatment, the following tax consequences will apply:

        (i) No gain or loss will be recognized for federal income tax purposes by the Company's stockholders upon the reclassification and conversion of their shares of Class A Common Stock and Class B Common Stock as and into New Common Stock.

        (ii) The basis for the shares reclassified as and converted into shares of New Common Stock will be the same as the aggregate basis of the Class A Common Stock and Class B Common Stock held by a stockholder before the Reclassification became effective.

        (iii) The holding period of the shares reclassified as and converted into shares of New Common Stock will include the periods during which the Class A Common Stock and Class B Common Stock were held by a stockholder before the Reclassification became effective, provided such shares were held by such stockholder as a capital asset at the time the Reclassification became effective.

        (iv) No gain or loss will be recognized for federal income tax purposes by the Company upon the reclassification and conversion of shares of Class A Common Stock and Class B Common Stock as and into shares of New Common Stock.

BECAUSE CERTAIN TAX CONSEQUENCES OF THE RECLASSIFICATION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER, EACH HOLDER OF THE COMPANY'S CLASS A COMMON STOCK AND CLASS B COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE RECLASSIFICATION (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX LAWS).

DESCRIPTION OF THE NEW COMMON STOCK AND COMPARISON TO EXISTING COMMON STOCK

    As indicated above, the Amendment will reclassify the Existing Common Stock into New Common Stock. The rights, powers and limitations of the Class A Common Stock and the Class B Common Stock are set forth in full in the Article Fourth of the Company's existing Restated Certificate of Incorporation. The full text of Article Fourth as proposed to be amended is set forth as Exhibit A to this Proxy Statement and incorporated herein by reference. The following summary should be read in conjunction with such Exhibit A.

VOTING

    EXISTING COMMON STOCK. Under the Company's Restated Certificate of Incorporation as now in effect, each share of Class B Common Stock entitles the holder to one vote per share on all matters, and holders of Class B Common Stock are entitled to vote for the election of all directors and on all other matters submitted to the stockholders of the Company (subject to the Class A Protection provision described below). The Company's Restated Certificate of Incorporation does not permit cumulative voting. The Class A Common Stock has no voting rights, except as required by the Restated Certificate of Incorporation and the Delaware General Corporation Law.

    NEW COMMON STOCK. Each share of New Common Stock will have one vote per share on all matters, and holders of New Common Stock will be entitled to vote for the election of all directors and on all other matters submitted to the stockholders of the Company. Like the voting rights of the holders of Class B Common Stock, the affirmative vote of the holders of a majority of the outstanding shares of New Common Stock will be required to approve all matters requiring stockholder approval; provided that the affirmative vote of two-thirds of the New Common Stock will required to approve any merger or consolidation of the Company with or into any other corporation or a sale of substantially all of its assets or to approve the dissolution of the Company. There will be no provision in the Company's Restated Certificate of Incorporation permitting cumulative voting.

DIVIDENDS AND OTHER DISTRIBUTIONS

    EXISTING COMMON STOCK. Each share of Class A Common Stock and Class B Common Stock are equal in respect to dividends and other distribution, except that (i) a dividend or distribution in cash or property on a share of Class A Common Stock may be greater than any dividend or distribution in cash or property on a share of Class B Common Stock, and (ii) dividends or other distributions payable on the Common Stock in shares of capital stock shall be made to all holders of Common Stock and may be made (a) in shares of Class A Common Stock to the holders of Class B Common Stock and to the holders of Class A Common Stock, (b) in shares of Class B Common Stock to the holders of Class B Common Stock and in shares of Class A Common Stock to the holders of Class A Common Stock, or (c) in any other authorize class or series of capital stock to the holders of both classes of Common Stock. In no event may either Class A Common Stock or Class B Common Stock be split, subdivided or combined unless the other is proportionately split, subdivided or combined.

    NEW COMMON STOCK. Each share of New Common Stock will be equal with respect to all dividends and other distributions of the Company. The Company has not paid any dividends on its Existing Common Stock since the issuance of the Class A Common Stock, and the Company does not expect to pay any dividends in the foreseeable future.

CLASS A PROTECTION PROVISION

    The Amendment will eliminate the Class A Protection provision of the Company's existing Restated Certificate of Incorporation which prevents a person who has exceeded the specified ownership threshold from gaining control of the Company by acquiring additional shares of Class B Common Stock without buying shares of Class A Common Stock.

LIMITED CONVERTIBILITY

    EXISTING COMMON STOCK. Except as described below, neither the Class A Common Stock nor the Class B Common Stock is convertible into another class of Common Stock or any other security of the Company. The Class A Common Stock may be converted into Class B Common Stock on a share-for-share basis by a resolution of the Board of Directors if, as a result of the existence of the Class A Common Stock, either class of Existing Common Stock is excluded from quotation on the Nasdaq National Market (or any national securities exchange on which the Common Stock is then listed). In addition, if at any time the number of outstanding shares of Class B Common Stock, as reflected on the stock transfer books of the Company, falls below 10% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, then all the outstanding shares of Class A Common Stock shall be automatically converted into shares of Class B Common Stock, on a share-for-share basis.

    NEW COMMON STOCK. The New Common Stock will not be convertible into another class of capital stock or any other security of the Company.

PREEMPTIVE RIGHTS

    The Existing Common Stock does not and the New Common Stock will not carry any preemptive rights enabling a holder to subscribe for or receive shares of any class of stock of the Company or any other securities convertible into shares of any class of stock of the Company.

TRANSFER AGENT AND REGISTRAR

    As with the Existing Common Stock, the transfer agent and the registrar of the Company's New Common Stock will be Harris Trust and Savings Bank.

CERTAIN EFFECTS OF THE PROPOSAL

    EFFECTS ON RELATIVE OWNERSHIP INTEREST AND VOTING POWER. Because the Amendment provides that each whole share of Existing Common Stock will be reclassified and changed into one share of New Common Stock the relative ownership interest of each holder of Existing Common Stock will be the same immediately after effectiveness of the Amendment as it was immediately prior thereto. However, the relative voting power of each holder of Class B Common Stock will decrease and the voting power of each holder of Class A Common Stock will increase. Consequently, assuming that Mr. Cherry retains the shares of Class B Common Stock beneficially owned by him, the Amendment will decrease Mr. Cherry's overall voting position in the Company.

    As of the date of this Proxy Statement, Mr. Cherry has sole or shared voting or dispositive power over an aggregate of approximately 2,701,287 and 2,766,985 shares of Class A Common Stock and Class B Common Stock, respectively, or approximately 44.1% and 66.0% of the outstanding Class A Common Stock and Class B Common Stock, respectively. After the Effective Date, Mr. Cherry will own 5,468,272 shares of New Common Stock, or 53.0% of the outstanding New Common Stock which percentage also represents Mr. Cherry's voting power of the Company after the Reclassification.

    EFFECT ON MARKET PRICE. The market price of shares of New Common Stock after the Effective Date will depend, as before the adoption of the Amendment, on many factors, including, among others, the future performance of the Company, general market conditions and conditions relating to companies or industries similar to that of the Company. Accordingly, the Company cannot predict the prices at which the New Common Stock will trade following the adoption of the Amendment, just as the Company could not predict the price at which the Existing Common Stock would trade absent the amendment. On May 4, 1999, the closing prices of the Class A Common Stock and Class B Common Stock were $13.125 and $13.50 per share, respectively, as reported on the Nasdaq National Market.

    IMPACT ON THE COMPANY'S NASDAQ LISTING. As with the Existing Common Stock the shares of New Common Stock will be quoted on the Nasdaq National Market. The new Nasdaq symbol will be "CHER."

    IMPACT ON THE COMPANY'S OPERATIONS AND CAPITALIZATION. The Company expects that the Reclassification will have no impact on operations. In addition, the Reclassification involves no increase in the total number of shares of common stock authorized in the Company's Restated Certificate of Amendment. Immediately prior to the effectiveness of the Amendment, approximately 5,984,329 million shares of Class A Common Stock and 4,193,549 million shares of Class B Common Stock were issued and outstanding. After the Effective Date, 10,177,878 million shares of New Common Stock will be issued and outstanding. The interest of each stockholder in the total equity of the Company will remain unchanged as a result of the Reclassification.

    SECURITIES ACT OF 1933. Because the Existing Common Stock will be reclassified as New Common Stock with essentially the same rights, powers and limitations, the Reclassification is not an "offer," "offer to sell," "offer for sale" or "sale" of a security within the meaning of Section 2(3) of the Securities Act of 1933, as amended (the "Securities Act") and will not involve the substitution of one security for another under Rule 145 thereunder. Consequently, the Company is not required to register and has not registered the New Common Stock under the Securities Act.

    Because the Amendment will not constitute a "sale" of either Class A Common Stock or Class B Common Stock under the Securities Act, stockholders will not be deemed to have purchased such shares separately from the Existing Common Stock under the Securities Act and Rule 144 thereunder. Shares of Existing Common Stock held immediately upon effectiveness of the Amendment, other than any such shares held by "affiliates" of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Existing Common Stock without registration under the Securities Act. Affiliates of the Company, will continue to be subject to the restrictions specified in Rule 144 under the Securities Act.

    EFFECT ON COMPENSATION PLANS. The only compensation plans that will be affected by the Amendment and the Reclassification are The Cherry Corporation 1995 Stock Incentive Plan, the 1995 Nonemployee Director Stock Option Plan and the Company's Employee Stock Purchase Plan. Outstanding options under the Stock Incentive Plan will be adjusted appropriately to reflect the Reclassification. All purchases made under the Employee Stock Purchase Plan after the Effective Date will be for shares of New Common Stock.

EXPENSES

    The cost of proceeding with the Amendment (such as transfer agent's fees, printing, engraving and mailing costs, legal fees, investment banking fees, solicitation fees, and NASD fees) will be charged against the Company's pre-tax earnings. The approximate cost of proceeding with the Amendment is estimated to be $40,000.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of a majority of the outstanding Shares of Class A Common Stock and Class B Common Stock, voting as separate classes is required for approval of the Amendment. Abstentions and broker non-votes will count as votes against the proposal. The Company has been advised by Mr. Cherry, who beneficially owns approximately 44.1% of the outstanding Class A Common Stock and 66.0% of the outstanding Class B Common Stock entitled to vote at the meeting, that he intends to vote in favor of approval of the Amendment. As noted above, the Board of Directors recommends that the shareholders vote "FOR" the Amendment.

    THE BOARD OF DIRECTORS CONSIDERS THE AMENDMENT TO BE IN THE BEST INTERESTS OF THE COMPANY AND ALL OF ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO EFFECT THE RECLASSIFICATION.

       PROPOSAL TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK
                    RESERVED UNDER THE CHERRY CORPORATION'S
                           1995 STOCK INCENTIVE PLAN

BACKGROUND

    The Board of Directors has amended the 1995 Stock Incentive Plan (the "Plan"), subject to shareholder approval, to increase the number of shares of Class A Common Stock reserved under the Plan by 900,000 shares. If the Reclassification is completed, the New Common Stock will replace the Class A Common Stock available under the Plan. The purpose of the Plan is to enable the Company to offer officers and other key employees of the Company and its subsidiaries performance-based incentives and other equity interests in the Company, thereby attracting, retaining, and rewarding such employees and strengthening the mutuality of interests between such employees and the Company's shareholders. The proposed Amendment will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer stock incentives to attract and keep key employees.

SHARES AVAILABLE

    The Plan originally reserved 900,000 shares of Class A Common Stock for awards under the Plan. Approximately 276,501 shares were available for awards under the Plan as of January 25, 1999. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. The maximum number of shares that may be awarded to any participant in any year during the term of the Plan is 90,000 shares. If there is a lapse, expiration, termination, or cancellation of any option or right prior to the issuance of shares or the payment of the equivalent thereunder, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Plan.

ADMINISTRATION

    The Plan provides for administration by a committee (the "Committee") to be comprised of either the Compensation Committee of the Board or another committee designated by the Board. Among the Committee's powers are the authority to interpret the Plan, establish rules and regulations for its operation, select officers and other key employees of the Company and its subsidiaries to receive awards, and determine the form, amount, and other terms and conditions of awards. The Committee also has the power to modify or waive restrictions on awards, to amend awards, and to grant extensions and accelerations of awards.

ELIGIBILITY OF PARTICIPATION

    Officers and other key employees of the Company or any of its subsidiaries are eligible to participate in the Plan. The selection of participants from eligible employees is within the discretion of the Committee. The estimated number of employees who are eligible to participate in the Plan is 236.

TYPES OF AWARDS

    The Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; and (3) stock awards, including restricted stock. Awards may be granted singly, in combination, or in tandem, as determined by the Committee.

FEDERAL TAX TREATMENT

    Under current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the Plan.

    A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

    A participant who is granted a non-qualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount.

    The grant of an SAR will produce no U.S. federal tax consequences for the participant of the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

    A participant who has been granted an award of restricted shares of Common Stock will generally not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant. When the restrictions lapse or the performance goals are met, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

NEW BENEFITS TABLE

    The awards granted after February 28, 1999 under the Plan are set forth in the table below. Stock awards granted under the Plan in 1998 are disclosed under the heading "Compensation" elsewhere in this Proxy Statement.

                                       NAME AND POSITION                                         NUMBER OF SHARES
-----------------------------------------------------------------------------------------------  -----------------
Peter B. Cherry, Chairman of the Board and President...........................................          40,000
Alfred S. Budnick, Vice President of the Company and General Manager of a Subsidiary...........           6,800
Dan A. King, Vice President of Finance and Administration, Treasurer and Secretary.............           8,000
Robert G. Terwall, Vice President and General Manager of a Division............................           8,000
Klaus D. Lauterbach, Vice President of the Company and General Manager of a Subsidiary.........           6,000
All executive officers as a group..............................................................          76,800
All employees as a group.......................................................................         190,800

    In February of 1999 Cherry Semiconductor Corporation, a wholly-owned subsidiary of the Company, adopted a stock incentive plan for its officers and key employees. Mr. Budnick was granted a stock option for 20,550 shares of the Common stock of Cherry Semiconductor Corporation on March 1, 1999.

OTHER INFORMATION

    As of March 24, 1999, the closing price per share of the Company's Class A and Class B Common Stock was $13.375 and $14.063, respectively.

    The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting is required for approval of the amendment to the Plan. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect.

    The Board of Directors recommends a vote FOR approval of the amendment to The Cherry Corporation's 1995 Stock Incentive Plan.

                             FINANCIAL INFORMATION

    The Company has furnished its financial statements to stockholders in its 1999 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide without charge to any stockholder, on the request of such stockholder, an additional copy of the 1999 Annual Report and the Company's most recent Form 10-K. Written request for such copies should be addressed to the Secretary, The Cherry Corporation, 3600 Sunset Avenue, Waukegan, Illinois 60087, or by facsimile to (847) 360-3508.

                             ACCOUNTING INFORMATION

    Selection of the independent auditors is made by the Board of Directors upon consultation with the Audit Committee. The Company's Independent Public Accountants for fiscal year ended February 28, 1999 were Arthur Andersen LLP. The Board of Directors will vote upon the selection of auditors for the current fiscal year at a future Board meeting. Arthur Andersen LLP is expected to have representatives at the annual meeting of stockholders who will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

                                          By Order of the Board of Directors

                                                          [SIG]

                                                       DAN A. KING
                                                        SECRETARY

May 20, 1999

                                                                       EXHIBIT A

              PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE RESTATED
                          CERTIFICATE OF INCORPORATION
                           OF THE CHERRY CORPORATION

    RESOLVED, that ARTICLE FOURTH be amended and restated in its entirety as follows:

    FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is thirty million (30,000,000) shares of Common Stock, $1.00 par value per share.

    Upon this Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's Class A Common Stock, $1.00 par value, and each share of the Corporation's Class B Common Stock, $1.00 par value, then issued (including shares held in the treasury of the Corporation), shall be automatically reclassified, changed and converted into one (1) fully paid and non-assessable share of Common Stock, $1.00 par value. Any stock certificate that, immediately prior to the Effective Time, represents shares of Class A Common Stock or shares of Class B Common Stock, will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock equal to the number of shares of Class A Common Stock or Class B Common Stock represented by such certificate prior to the Effective Time. As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder who would be entitled to receive a share of Common Stock.

    The designations and powers, preferences and rights, and the qualifications, limitations on restrictions thereof, of the Common Stock shall be as follows:

        (a) GENERAL. All authorized shares of Common Stock shall be available for issuance and may be issued in accordance with the provisions of this Amendment, as from time to time amended, and applicable statutes.

        (b) IDENTICAL RIGHTS. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

        (c) VOTING RIGHTS. Except as otherwise provided by applicable statutes or this Amendment, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders.

        (d) DIVIDENDS. Subject to all of the rights of any stock authorized after the Effective Date ranking senior to the Common Stock as to dividends, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of funds and other assets legally available for the payment of dividends.

        (e) LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of stock authorized after the Effective Date ranking senior to the Common Stock as to assets shall have been paid in full the amounts to which such holders shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders shall be entitled shall have been set aside for the benefit of the holders of such stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

        (f) NO PRE-EMPTIVE RIGHTS. No stockholder of this Corporation shall by reason of his holding shares of Common Stock have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of

    Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

        (g)  ISSUANCES AND REPURCHASES OF COMMON STOCK.

        (1) The Board of Directors shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.

        (2) The Board of Directors shall have the power to purchase any class of stock herein or hereafter authorized from such persons, firms, associations or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

    The amendment to ARTICLE FOURTH was duly adopted by the stockholders of the Corporation at an annual meeting held on June 17, 1999 in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

                                       21
PROXY                 FOR USE BY CLASS A STOCKHOLDERS ONLY               PROXY

                             THE CHERRY CORPORATION
                  3600 SUNSET AVENUE, WAUKEGAN, ILLINOIS 60087

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Peter B. Cherry and Dan A. King, or either of them, as proxies, with full power of substitution, to represent and to vote, as designated below, all of the undersigned's Class A Common Stock in The Cherry Corporation at the annual meeting of stockholders of The Cherry Corporation to be held on Thursday June 17, 1999, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                       (Please date and sign on reverse side.)

------------------------------------------------------------------------------

                                      [Map]

                      FOR USE BY CLASS A STOCKHOLDERS ONLY
                               THE CHERRY CORPORATION

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


1. Amendment to Article Fourth of the Company's Restated Certificate of Incorporation to eliminate the Company's two classes of common stock by
    (i) authorizing a new class of voting common stock and (ii) reclassifying each issued share of Class A Common Stock and each issued share of Class B Common Stock into one share of New Common Stock.

        For               Against              Abstain
        / /                 / /                  / /

2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(IF THE STOCK IS REGISTERED IN THE NAME OF MORE THAN ONE PERSON, THE PROXY SHOULD BE SIGNED BY ALL NAMED HOLDERS. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, CORPORATE OFFICIAL, ETC., PLEASE GIVE FULL TITLE AS SUCH.)

                                      _________________________ (Signature)

                                      DATED: ________________________, 1999

                                      _________________________ (Signature)


------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -


               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                       DIRECTIONS TO MIDLANE COUNTRY CLUB
        4555 WEST YORKHOUSE ROAD, WADSWORTH, ILLINOIS (847) 360-0550

FROM DOWNTOWN CHICAGO

- TAKE THE KENNEDY EXPRESSWAY OFF OGDEN OR ONTARIO APPROXIMATELY 6 MILES TO THE EDENS EXPRESSWAY.

- STAY IN RIGHT LANES AND TAKE THE EDENS EXPRESSWAY 94 WEST APPROXIMATELY 13 MILES TO DUNDEE ROAD.

-       4 MILES NORTH OF DUNDEE ROAD THE EDENS EXPRESSWAY ENDS AND U.S.
        41 BEGINS. TAKE U.S. 41 NORTH TO WAUKEGAN APPROXIMATELY 18 MILES TO DELANY ROAD. TURN RIGHT. A MCDONALDS RESTAURANT IS ON THE NORTHEAST CORNER AS A LANDMARK.

- PROCEED NORTH TO THE SIXTH STOPLIGHT, WHICH IS YORKHOUSE ROAD. TURN LEFT ON YORKHOUSE ROAD AND PROCEED WEST FOR APPROXIMATELY 1/2 MILE. TURN LEFT INTO THE ENTRANCE TO MIDLANE COUNTRY CLUB.

FROM O'HARE AIRPORT

-       EXITING O'HARE AIRPORT, LOOK FOR "TRI-STATE TOLLWAY NORTH/WISCONSIN
        294".

-       FIRST TOLL BOOTH (40 CENTS) APPROXIMATELY A MILE NORTH ON 294.

- CONTINUE TO THE NEXT TOLL BOOTH (50 CENTS) ABOUT 12 MILES NORTH ON THE 294 TRI-STATE TOLLWAY. U.S. 94 WILL JOIN THE 294 TRI-STATE TOLLWAY JUST BEFORE THIS TOLL PLAZA.

- AFTER PAYING THE TOLL, CONTINUE NORTH ON U.S. 94 FOR 12 MILES TO ILLINOIS 120 EAST (BELVIDERE ROAD).

- TAKE ILLINOIS 120 EAST (BELVIDERE ROAD EXIT TO THE RIGHT OFF U.S. 94) ONE MILE TO U.S. 41 (CHICAGO/MILWAUKEE).

-       THE ACCESS TO U.S. 41 LOOPS TO THE RIGHT OFF ILLINOIS 120 (BELVIDERE
        ROAD).

- DRIVE THREE MILES NORTH ON U.S. 41 TO THE FIRST STOPLIGHT, DELANY ROAD. TURN RIGHT. A MCDONALDS RESTAURANT IS ON THE NORTHEAST CORNER AS A LANDMARK.

- PROCEED NORTH TO THE SIXTH STOPLIGHT, WHICH IS YORKHOUSE ROAD. TURN LEFT ON YORKHOUSE ROAD AND PROCEED WEST FOR APPROXIMATELY 1/2 MILE. TURN LEFT INTO THE ENTRANCE TO MIDLANE COUNTRY CLUB.

FROM DOWNTOWN MILWAUKEE

-       TAKE INTERSTATE 43 SOUTH/U.S. 94 EAST TO CHICAGO.

- AT THE 894 BYPASS INTERSTATE 43 GOES WEST TO BELOIT. STAY TO YOUR LEFT AND TAKE U.S. 41 SOUTH/94 EAST TO CHICAGO.

- JUST SOUTH OF ILLINOIS STATE LINE (APPROXIMATELY 34 MILES FROM 894 JUNCTION) U.S. 41 SOUTH AND U.S. 94 SPLIT. STAY TO YOUR LEFT AND TAKE U.S. 41 SOUTH TO WAUKEGAN.

- TAKE U.S. 41 SOUTH APPROXIMATELY 8 MILES TO DELANY ROAD (4TH OR 5TH STOPLIGHT) AND TURN LEFT. A MCDONALDS RESTAURANT IS ON THE NORTHEAST CORNER AS A LANDMARK.

- PROCEED NORTH TO THE SIXTH STOPLIGHT, WHICH IS YORKHOUSE ROAD. TURN LEFT ON YORKHOUSE ROAD AND PROCEED WEST FOR APPROXIMATELY 1/2 MILE. TURN LEFT INTO THE ENTRANCE TO MIDLANE COUNTRY CLUB.

                     FOR USE BY CLASS B STOCKHOLDERS ONLY
PROXY                      THE CHERRY CORPORATION                        PROXY
                 3600 SUNSET AVENUE, WAUKEGAN, ILLINOIS 60087

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Peter B. Cherry and Dan A. King, or either of them, as proxies, with full power of substitution, to represent and to vote, as designated below, all of the undersigned's Class B Common Stock in The Cherry Corporation at the annual meeting of stockholders of The Cherry Corporation to be held on Thursday June 17, 1999, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                    (Please date and sign on reverse side.)

------------------------------------------------------------------------------

                                    [MAP]

                    FOR USE BY CLASS B STOCKHOLDERS ONLY
                          THE CHERRY CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                                           WITHHELD   FOR ALL
1. Election of Directors                          FOR ALL    ALL       EXCEPT
   Peter B. Cherry, Alfred S. Budnick,              / /      / /        / /
   Thomas L. Martin, Jr., Robert B. McDermott,
   Peter A. Guglielmi, Charles W. Denny, W. Ed
   Tyler, Henry J. West

   Nominee Exception(s)
                       ------------------------------

                                                    FOR    AGAINST    ABSTAIN
2. Amendment to Article Fourth of the               / /      / /        / /
   Company's Restated Certificate of
   Incorporation to eliminate the Company's two classes of common stock by (i) authorizing a new class of voting common stock and (ii) reclassifying each issued share of Class A Common Stock and each issued share of Class B Common Stock into one share of New Common Stock.

                                                    FOR    AGAINST    ABSTAIN
3. Amendment to The Cherry Corporation 1995         / /      / /        / /
   Stock Incentive Plan increasing the number of common stock available for grant thereunder by 900,000 shares.

4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting. area reserved for printing of name and address area reserved for printing of multiple share plans

(IF THE STOCK IS REGISTERED IN THE NAME OF MORE THAN ONE PERSON, THE PROXY SHOULD BE SIGNED BY ALL NAMED HOLDERS. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, CORPORATE OFFICIAL, ETC., PLEASE GIVE FULL TITLE AS SUCH.)

                                                                     (Signature)
                                      -------------------------------

                                      DATED:                              , 1999
                                            ------------------------------

                                                                     (Signature)
                                      -------------------------------

------------------------------------------------------------------------------
                    -     FOLD AND DETACH HERE     -

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                           ENCLOSED ENVELOPE.

                   DIRECTIONS TO MIDLANE COUNTRY CLUB
     4555 WEST YORKHOUSE ROAD, WADSWORTH, ILLINOIS (847) 360-0550

FROM DOWNTOWN CHICAGO
- TAKE THE KENNEDY EXPRESSWAY OFF OGDEN OR ONTARIO APPROXIMATELY 6 MILES TO THE EDENS EXPRESSWAY.
- STAY IN RIGHT LANES AND TAKE THE EDENS EXPRESSWAY 94 WEST APPROXIMATELY 13 MILES TO DUNDEE ROAD.
- 4 MILES NORTH OF DUNDEE ROAD THE EDENS EXPRESSWAY ENDS AND U.S. 41 BEGINS. TAKE U.S. 41 NORTH TO WAUKEGAN APPROXIMATELY 18 MILES TO DELANY ROAD. TURN RIGHT. A MCDONALDS RESTAURANT IS ON THE NORTHEAST CORNER AS A LANDMARK.
-       PROCEED NORTH TO THE SIXTH STOPLIGHT, WHICH IS YORKHOUSE ROAD.
        TURN LEFT ON YORKHOUSE ROAD AND PROCEED WEST FOR APPROXIMATELY
        1/2 MILE. TURN LEFT INTO THE ENTRANCE TO MIDLANE COUNTRY CLUB.

FROM O'HARE AIRPORT
-       EXITING O'HARE AIRPORT, LOOK FOR "TRI-STATE TOLLWAY NORTH/WISCONSIN
        294".
-       FIRST TOLL BOOTH (40 CENTS) APPROXIMATELY A MILE NORTH ON 294.
-       CONTINUE TO THE NEXT TOLL BOOTH (50 CENTS) ABOUT 12 MILES NORTH
        ON THE 294 TRI-STATE TOLLWAY. U.S. 94 WILL JOIN THE 294 TRI-STATE TOLLWAY JUST BEFORE THIS TOLL PLAZA.
- AFTER PAYING THE TOLL, CONTINUE NORTH ON U.S. 94 FOR 12 MILES TO ILLINOIS 120 EAST (BELVIDERE ROAD).
-       TAKE ILLINOIS 120 EAST (BELVIDERE ROAD EXIT TO THE RIGHT OFF U.S.
        94) ONE MILE TO U.S. 41 (CHICAGO/MILWAUKEE).
-       THE ACCESS TO U.S. 41 LOOPS TO THE RIGHT OFF ILLINOIS 120 (BELVIDERE
        ROAD).
- DRIVE THREE MILES NORTH ON U.S. 41 TO THE FIRST STOPLIGHT, DELANY ROAD. TURN RIGHT. A MCDONALDS RESTAURANT IS ON THE NORTHEAST CORNER AS A LANDMARK.
- PROCEED NORTH TO THE SIXTH STOPLIGHT, WHICH IS YORKHOUSE ROAD. TURN LEFT ON YORKHOUSE ROAD AND PROCEED WEST FOR APPROXIMATELY 1/2 MILE. TURN LEFT INTO THE ENTRANCE TO MIDLANE COUNTRY CLUB.

FROM DOWNTOWN MILWAUKEE
-       TAKE INTERSTATE 43 SOUTH/U.S. 94 EAST TO CHICAGO.
- AT THE 894 BYPASS INTERSTATE 43 GOES WEST TO BELOIT. STAY TO YOUR LEFT AND TAKE U.S. 41 SOUTH/94 EAST TO CHICAGO.
-       JUST SOUTH OF ILLINOIS STATE LINE (APPROXIMATELY 34 MILES FROM
        894 JUNCTION) U.S. 41 SOUTH AND U.S. 94 SPLIT. STAY TO YOUR LEFT AND TAKE U.S. 41 SOUTH TO WAUKEGAN.
-       TAKE U.S. 41 SOUTH APPROXIMATELY 8 MILES TO DELANY ROAD (4TH OR
        5TH STOPLIGHT) AND TURN LEFT. A MCDONALDS RESTAURANT IS ON THE NORTHEAST CORNER AS A LANDMARK.
- PROCEED NORTH TO THE SIXTH STOPLIGHT, WHICH IS YORKHOUSE ROAD. TURN LEFT ON YORKHOUSE ROAD AND PROCEED WEST FOR APPROXIMATELY 1/2 MILE. TURN LEFT INTO THE ENTRANCE TO MIDLANE COUNTRY CLUB.